SECTION 1350 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Public Storage (the “Company”) for the quarterly period ended June  30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald L. Havner, Jr., as Chairman, Chief Executive Officer and President of the Company and John Reyes, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ronald L. Havner, Jr.

Name:Ronald L. Havner, Jr.

Title:Chairman, Chief Executive Officer & President

Date:August 2, 2013

/s/ John Reyes

Name:John Reyes

Title:Chief Financial Officer

Date:August 2, 2013

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.

Exhibit 32